HOTCHKIS AND WILEY VIP FUNDS
#77. O)  Transactions Subject to Rule 10f-3
FY 1999


INTERNATIONAL VIP FUND

Name of Issuer:                     Geberit
                                    -------
Type of Security:                   Common Stock
Trade Date:                         6/22/99
Maturity Date:                      N/A
Interest Rate:                      N/A
Total Shares Purchased:             10,982
Total Purchase:                     3,624,060 CHF
Aggregate shares of offering:       2,850,000
Aggregate value of offering:        940,500,000 CHF
Securities acquired from:           Credit Suisse First Boston
Underwriting Syndicate's Members:   Credit Suisse First Boston
                                    Deutsche Bank
                                    Merrill Lynch International

EQUITY INCOME VIP FUND

Name of Issuer:                     UnionBanCal Corp.
                                    -----------------
Type of Security:                   Common Stock
Trade Date:                         2/25/99
Maturity Date:                      N/A
Interest Rate:                      N/A
Total Shares Purchased:             100
Total Purchase:                     $3,000
Aggregate shares of offering:       25,000,000
Aggregate value of offering:        $750,000,000
Securities acquired from:           Morgan Stanley Dean Witter
Underwriting Syndicate's Members:   Morgan Stanley Dean Witter
                                    Lehman Brothers
                                    JP Morgan & Co.
                                    Salomon Smith Barney
                                    Merrill Lynch, Pierce, Fenner & Smith, Inc.

LOW DURATION VIP FUND

Name of Issuer:                     Bombardier Capital Inc.
                                    -----------------------
Type of Security:                   Corporate Notes
Trade Date:                         1/22/99
Maturity Date:                      1/15/02
Interest Rate:                      6.00%
Total Shares Purchased:             $50,000
Total Purchase:                     $49,897
Aggregate shares of offering:       $500,000,000
Aggregate value of offering:        $498,970,000
Securities acquired from:           JP Morgan
Underwriting Syndicate's Members:   JP Morgan
                                    CIBC Oppenheimer
                                    Merrill Lynch & Co.